As filed with the Securities and Exchange Commission on August 10, 2011
Registration No. 333-175864

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 1 TO

Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NAVIOS MARITIME ACQUISITION CORPORATION
NAVIOS ACQUISITION FINANCE (US) INC.
(Exact name of registrant as specified in its charter)

Republic of Marshall Islands Delaware (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	98-0676318 99-0361513 (I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Navios Maritime Acquisition Corporation
85 Akti Miaouli Street\Piraeus, Greece 185 38
(011) +30-210-4595000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Trust Company of the Marshall Islands, Inc.
Trust Company Complex, Ajeltake Island
P.O. Box 1405
Majuro, Marshall Islands MH 96960
(011) +30 210 429 3223
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart Gelfond, Esq.
Vasiliki Tsaganos, Esq.
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004-1980
(212) 859-8000

Vasiliki (Villy) Papaefthymiou
General Counsel and Secretary
Navios Maritime Holdings Inc.
85 Akti Miaouli Street
Piraeus 185 38, Greece

Approximate date of commencement of proposed exchange offer:  As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i)(Cross-Border Issuer Tender Offer)  ☐

Exchange Act rule 14d-1(d)(Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum Offering	Maximum
Title of Each Class of	Amount to be	Price	Aggregate Offering	Amount of
Securities to be Registered	Registered	per Note(1)	Price	Registration Fee
8 5/8% First Priority Ship Mortgage Notes due 2017	$105,000,000	100%	$105,000,000	$12,191
Guarantees of 8 5/8% First Priority Ship Mortgage Notes due 2017	$105,000,000	(2)	(2)	(2)
Total Registration Fee	—	—	—	$12,191(3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.
(2)	No separate filing fee is required pursuant to Rule 457(n) under the Securities Act.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

State or Other
	Jurisdiction of	I.R.S. Employer
Exact Name of Registrant as	Incorporation or	Identification
Specified in its Charter(1)	Organization	Number

Shinyo Dream Limited	Hong Kong	98-0672656
Shinyo Kannika Limited	Hong Kong	98-0672119
Shinyo Loyalty Limited	Hong Kong	98-0672116
Shinyo Navigator Limited	Hong Kong	98-0672118
Shinyo Ocean Limited	Hong Kong	33-1218882
Shinyo Saowalak Limited	British Virgin Islands	99-0360969
Thera Shipping Corporation	Marshall Islands	98-0660091
Tinos Shipping Corporation	Marshall Islands	98-0660090
Aegean Sea Maritime Holdings Inc.	Marshall Islands	42-1771242
Amorgos Shipping Corporation	Marshall Islands	98-0660064
Andros Shipping Corporation	Marshall Islands	98-0660061
Antiparos Shipping Corporation	Marshall Islands	98-0660065
Crete Shipping Corporation	Marshall Islands	98-0660093
Ikaria Shipping Corporation	Marshall Islands	98-0660066
Ios Shipping Corporation	Cayman Islands	98-0660055
Kos Shipping Corporation	Marshall Islands	98-0660073
Mytilene Shipping Corporation	Marshall Islands	98-0660072
Rhodes Shipping Corporation	Marshall Islands	42-1771249
Sifnos Shipping Corporation	Marshall Islands	98-0660070
Skiathos Shipping Corporation	Marshall Islands	98-0660082
Skopelos Shipping Corporation	Cayman Islands	98-0660054
Syros Shipping Corporation	Marshall Islands	98-0660087
Shinyo Kieran Limited	British Virgin Islands	39-2077317
Folegandros Shipping Corporation	Marshall Islands	42-1771250
Serifos Shipping Corporation	Marshall Islands	42-1771251
Amindra Navigation Co.	Marshall Islands	33-1221481
Kithira Shipping Corporation	Marshall Islands	39-2078384
Antikithira Shipping Corporation	Marshall Islands	66-0768510

(1)	The address for each of the additional registrant guarantors is 85 Akti Miaouli Street, Piraeus, Greece 185 38.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-175864) of Navios Maritime Acquisition Corporation and Navios Acquisition Finance (US) Inc. is being filed solely to file the exhibit indicated in “Part II — Item 21(a) — Exhibits.” Other than updates to the cover of the registration statement, the addition of an exhibit and corresponding changes to the exhibit index and signature pages, the remainder of the Form F-4 is unchanged.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Under our Amended and Restated Articles of Incorporation, our By-laws and under Section 60 of the Marshall Islands Business Corporations Act (“BCA”), we may indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) whether civil, criminal, administrative or investigative, by reason of the fact that they are or were a director or officer of the corporation, or are or were serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

A limitation on the foregoing is the statutory proviso (also found in our By-laws) that, in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful.

Further, under Section 60 of the BCA and our By-laws, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.

In addition, under Section 60 of the BCA and under our By-laws, a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that they are or were a director or officer of the corporation, or are or were serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may be made against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. Again, this is provided that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

Our By-laws further provide that any indemnification pursuant to the foregoing (unless ordered by a court) may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because they have met the applicable standard of conduct set forth above. Such determination may be made by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors who were not parties to any action, suit or proceeding referred to in the foregoing instances, by independent legal counsel in a written opinion or by the shareholders of the corporation.

Further, and as provided by both our By-laws and Section 60 of the BCA, when a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing instances, or in the defense of a related claim, issue or matter, they will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with such matter.

Likewise, pursuant to our By-laws and Section 60 of the BCA, expenses (our By-laws specifically includes attorneys’ fees in expenses) incurred in defending a civil or criminal action, suit or proceeding by an officer or director may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that they are not entitled to indemnification. The By-laws further provide that with respect to other employees, such expenses may be paid on the terms and conditions, if any, as the Board may deem appropriate.

Both Section 60 of the BCA and our By-laws further provide that the foregoing indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacity and/or as to action in another capacity while holding office.

Under both Section 60 of the BCA and our By-laws, we also have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in such capacity, or arising out of their status as such, regardless of whether the corporation would have the power to indemnify them against such liability under the foregoing.

Under Section 60 of the BCA (and as provided in our By-laws), the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of their heirs, executors and administrators unless otherwise provided when authorized or ratified. Additionally, our By-Laws provide that no director or officer of the corporation will be personally liable to the corporation or any shareholder of the corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that a director or officer’s liability will not be limited for any breach of the director’s or the officer’s duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director or officer derived an improper personal benefit.

In addition to the above, our By-laws provide that references to us includes constituent corporations, and defines “other enterprises” to include employee benefit plans, “fines” to include excise taxes imposed on a person with respect to an employee benefit plan, and further defines the term “serving at the request of the corporation.”

Our Amended and Restated Articles of Incorporation set out a much abbreviated version of the foregoing.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
Number	Description

3.1	Amended and Restated Articles of Incorporation of Navios Maritime Acquisition Corp.(2)
3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Navios Maritime Acquisition Corp.(7)
3.3	By-laws of Navios Maritime Acquisition Corp.(1)
3.4	Certificate of Incorporation of Navios Acquisition Finance (US) Inc.(10)
3.5	Bylaws of Navios Acquisition Finance (US) Inc.(10)
3.6	Memorandum and Articles of Association of Shinyo Dream Limited.(10)
3.7	Memorandum and Articles of Association of Shinyo Kannika Limited.(10)
3.8	Memorandum and Articles of Association of Shinyo Loyalty Limited.(10)
3.9	Memorandum and Articles of Association of Shinyo Navigator Limited.(10)
3.10	Memorandum and Articles of Association of Shinyo Ocean Limited.(10)
3.11	Memorandum and Articles of Association of Shinyo Saowalak Limited.(10)

Exhibit
Number	Description

3.12	Articles of Incorporation of Thera Shipping Corporation.(10)
3.13	Bylaws of Thera Shipping Corporation.(10)
3.14	Articles of Incorporation of Tinos Shipping Corporation.(10)
3.15	Bylaws of Tinos Shipping Corporation.(10)
3.16	Articles of Incorporation of Amorgos Shipping Corporation.(10)
3.17	Bylaws of Amorgos Shipping Corporation.(10)
3.18	Articles of Incorporation of Andros Shipping Corporation.(10)
3.19	Bylaws of Andros Shipping Corporation.(10)
3.20	Articles of Incorporation of Antiparos Shipping Corporation.(10)
3.21	Bylaws of Antiparos Shipping Corporation.(10)
3.22	Articles of Incorporation of Crete Shipping Corporation.(10)
3.23	Bylaws of Crete Shipping Corporation.(10)
3.24	Articles of Incorporation of Ikaria Shipping Corporation.(10)
3.25	Bylaws of Ikaria Shipping Corporation.(10)
3.26	Memorandum and Articles of Association of Ios Shipping Corporation.(10)
3.27	Articles of Incorporation of Kos Shipping Corporation.(10)
3.28	Bylaws of Kos Shipping Corporation.(10)
3.29	Articles of Incorporation of Mytilene Shipping Corporation.(10)
3.30	Bylaws of Mytilene Shipping Corporation.(10)
3.31	Articles of Incorporation of Rhodes Shipping Corporation.(10)
3.32	Bylaws of Rhodes Shipping Corporation.(10)
3.33	Articles of Incorporation of Sifnos Shipping Corporation.(10)
3.34	Bylaws of Sifnos Shipping Corporation.(10)
3.35	Articles of Incorporation of Skiathos Shipping Corporation.(10)
3.36	Bylaws of Skiathos Shipping Corporation.(10)
3.37	Memorandum and Articles of Association of Skopelos Shipping Corporation.(10)
3.38	Articles of Incorporation of Syros Shipping Corporation.(10)
3.39	Bylaws of Syros Shipping Corporation.(10)
3.40	Memorandum and Articles of Association of Shinyo Kieran Limited.(10)
3.41	Articles of Incorporation of Folegandros Shipping Corporation.(10)
3.42	Bylaws of Folegandros Shipping Corporation.(10)
3.43	Articles of Incorporation of Serifos Shipping Corporation.(10)
3.44	Bylaws of Serifos Shipping Corporation.(10)
3.45	Articles of Incorporation of Aegean Sea Maritime Holdings Inc.(10)
3.46	Bylaws of Aegean Sea Maritime Holdings Inc.(10)
3.47	Articles of Incorporation of Amindra Navigation Co.*
3.48	Bylaws of Amindra Navigation Co.*
3.49	Articles of Incorporation of Kithira Shipping Corporation.*
3.50	Bylaws of Kithira Shipping Corporation.*
3.51	Articles of Incorporation of Antikithira Shipping Corporation.*
3.52	Bylaws of Antikithira Shipping Corporation.*
4.1	Credit Agreement, dated April 7, 2010 between certain vessel-owning subsidiaries and Deutsche Schiffsbank AG, Alpha Bank A.E. and Credit Agricole Corporate and Investment Bank.(2)

Exhibit
Number	Description

4.2	Credit Agreement, dated April 8, 2010 between certain vessel-owning subsidiaries and DVB Bank SE and Fortis Bank.(2)
4.3	Form of Revolving Credit Facility with Marfin Egnatia Bank.(2)
4.4	Facility Agreement, dated May 28, 2010 between certain vessel-owning subsidiaries and DVB Bank SE and Fortis Bank (Nederland) N.V.(2)
4.5	Facility Agreement, dated October 26, 2010, of up to $52.2 million.(4)
4.6	Facility Agreement dated December 6, 2010.(5)
4.7	Indenture dated October 21, 2010.(3)
4.8	First Supplemental Indenture dated November 9, 2010.(6)
4.9	Second Supplemental Indenture dated May 20, 2011.(8)
4.10	Third Supplemental Indenture dated May 26, 2011.(8)
4.10	Fourth Supplemental Indenture dated July 1, 2011.(13)
5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.*
5.2	Opinion of Reeder & Simpson P.C.*
5.3	Opinion of Holman Fenwick Willan.*
5.4	Opinion of Nelson & Company.**
5.5	Opinion of Maples and Calder.*
10.1	Form of Right of First Refusal Agreement among Navios Acquisition, Navios Holdings and Navios Partners.(1)
10.2	Repurchase Plan, dated April 8, 2010.(9)
10.3	Amendment to Buyback Agreement, dated April 8, 2010.(9)
10.4	Amended Co-Investment Shares Subscription Agreement, dated April 8, 2010.(2)
10.5	Acquisition Agreement, dated April 8, 2010 between Navios Acquisition and Navios Holdings.(2)
10.6	Management Agreement dated May 28, 2010 between Navios Acquisition and Navios Ship Management Inc.(2)
10.7	Administrative Services Agreement dated May 28, 2010 between Navios Acquisition and Navios Ship Management Inc.(2)
10.8	Acquisition Omnibus Agreement dated May 28, 2010 among Navios Acquisition, Navios Holdings and Navios Partners.(2)
10.9	Securities Purchase Agreement dated July 18, 2010 between Navios Acquisition and Vanship Holdings Limited.(11)
10.10	Registration Rights Agreement dated October 21, 2010.(3)
10.11	Registration Rights Agreement dated May 26, 2011.(8)
10.12	Loan Agreement for $40.0 million with Navios Maritime Holdings Inc. dated September 7, 2010.(8)
10.13	Letter Amendment to Loan Agreement dated as of October 21, 2010.(8)
10.14	Facility Agreement for up to $55.1 million dated July 8, 2011 among Antikithira Shipping Corporation, Kithira Shipping Corporation and ABN AMRO Bank N.V.(12)
12.1	Computation of Ratio of Earnings to Fixed Charges.*
21.1	List of Subsidiaries.*
23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included as part of its opinion filed as Exhibit 5.1).
23.2	Consent of Reeder & Simpson P.C. (included as part of its opinion filed as Exhibit 5.2).
23.3	Consent of Holman Fenwick Willan (included as part of its opinion filed as Exhibit 5.3).
23.4	Consent of Nelson & Company (included as part of its opinion filed as Exhibit 5.4).
23.5	Consent of Maples and Calder (included as part of its opinion filed as Exhibit 5.5).

Exhibit
Number	Description

23.6	Consent of Rothstein Kass & Company, P.C.*
23.7	Consent of PricewaterhouseCoopers S.A.*
23.8	Consent of KPMG.*
24.1	Power of Attorney (included on the signature page to the Registration Statement).*
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wells Fargo Bank, National Association as Trustee under the 2017 Indenture.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*
99.3	Form of Letter to Registered Holders and/or Participants of the Book-Entry Transfer Facility.*
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*
99.5	Form of Letter to Clients.*

(1)	Previously filed as an exhibit to the Navios Maritime Acquisition Corporation Registration Statement on Form F-1, as amended (File No 333-151707).

(2)	Previously filed as an exhibit to the Form 6-K filed on June 4, 2010.

(3)	Previously filed as an exhibit to the Form 6-K filed on October 26, 2010.

(4)	Previously filed as an exhibit to the Form 6-K filed on November 9, 2010.

(5)	Previously filed as an exhibit to the Form 6-K filed on December 15, 2010.

(6)	Previously filed as an exhibit to the Form 6-K filed on December 22, 2010.

(7)	Previously filed as an exhibit to the Form 6-K filed on February 10, 2011.

(8)	Previously filed as an exhibit to the Form 6-K filed on May 27, 2011.

(9)	Previously filed as an exhibit to the Form 6-K filed on April 12, 2010.

(10)	Previously filed as an exhibit to the Navios Maritime Acquisition Corporation Registration Statement on Form F-4, as amended (File No 333-171394).

(11)	Previously filed as an exhibit to the Form 6-K filed on July 26, 2010.

(12)	Previously filed as an exhibit to the Form 6-K filed on July 21, 2011.

(13)	Previously filed as an exhibit to the Form 6-K filed on July 22, 2011.

*	Previously filed.

**	Filed herewith.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective; and

(8) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on August 10, 2011.

NAVIOS MARITIME ACQUISITION CORPORATION

By:	/s/ Angeliki Frangou
Name:     Angeliki Frangou

Title:	Chairman and Chief Executive Officer

By:	/s/ Leonidas Korres
Name:     Leonidas Korres

Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on August 10, 2011.

Signature		Title(s)	Date

/s/ Angeliki Frangou Angeliki Frangou		Chief Executive Officer (principal executive officer)	August 10, 2011

/s/ Leonidas Korres Leonidas Korres		Chief Financial Officer (principal financial and accounting officer)	August 10, 2011

/s/ Angeliki Frangou Angeliki Frangou		Chairman of the Board	August 10, 2011

* Ted C. Petrone		Director	August 10, 2011

* Anna Kalathakis		Director	August 10, 2011

* George Galatis		Director	August 10, 2011

* John Koilalous		Director	August 10, 2011

* Brigitte Noury		Director	August 10, 2011

* Nikolaos Veraros		Director	August 10, 2011

*By:	/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on August 10, 2011.

NAVIOS ACQUISITION FINANCE (US) INC.

By:	/s/ Vasiliki Papaefthymiou
Name:     Vasiliki Papaefthymiou

Title:	President/Secretary/Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on August 10, 2011.

Signature	Title(s)	Date

/s/ Angeliki Frangou Angeliki Frangou	Chief Executive Officer (principal executive officer)	August 10, 2011

/s/ Leonidas Korres Leonidas Korres	Chief Financial Officer (principal financial and accounting officer)	August 10, 2011

/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou	Director	August 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on August 10, 2011.

SHINYO OCEAN LIMITED
SHINYO LOYALTY LIMITED
SHINYO KANNIKA LIMITED
SHINYO NAVIGATOR LIMITED
SHINYO DREAM LIMITED
SHINYO SAOWALAK LIMITED
SHINYO KIERAN LIMITED
SERIFOS SHIPPING CORPORATION
FOLEGANDROS SHIPPING CORPORATION

By:	/s/ Angeliki Frangou
Name:     Angeliki Frangou

Title:	Chief Executive Officer

By:	/s/ Leonidas Korres
Name:     Leonidas Korres

Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on August 10, 2011.

Signature	Title(s)	Date

/s/ Angeliki Frangou Angeliki Frangou	Chief Executive Officer (principal executive officer)	August 10, 2011

/s/ Leonidas Korres Leonidas Korres	Chief Financial Officer (principal financial and accounting officer and director)	August 10, 2011

* Anna Kalathakis	Director	August 10, 2011

* Alexandros Laios	Director	August 10, 2011

*By:	/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on August 10, 2011.

AEGEAN SEA MARITIME HOLDINGS INC.

By:	/s/ Angeliki Frangou
Name:     Angeliki Frangou

Title:	Chief Executive Officer

By:	/s/ Leonidas Korres
Name:     Leonidas Korres

Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on August 10, 2011.

Signature	Title(s)	Date

/s/ Angeliki Frangou Angeliki Frangou	Chief Executive Officer and Chairman (principal executive officer)	August 10, 2011

/s/ Leonidas Korres Leonidas Korres	Chief Financial Officer (principal financial and accounting officer)	August 10, 2011

* George Akhniotis	Director	August 10, 2011

/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou	Director	August 10, 2011

*By:	/s/ Vasiliki Papaefthymiou
Vasiliki Papaefthymiou
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on August 10, 2011.

THERA SHIPPING CORPORATION
TINOS SHIPPING CORPORATION
AMORGOS SHIPPING CORPORATION
ANDROS SHIPPING CORPORATION
ANTIPAROS SHIPPING CORPORATION
CRETE SHIPPING CORPORATION
IKARIA SHIPPING CORPORATION
IOS SHIPPING CORPORATION
KOS SHIPPING CORPORATION
MYTILENE SHIPPING CORPORATION
RHODES SHIPPING CORPORATION
SIFNOS SHIPPING CORPORATION
SKIATHOS SHIPPING CORPORATION
SKOPELOS SHIPPING CORPORATION
SYROS SHIPPING CORPORATION
AMINDRA NAVIGATION CO.
KITHIRA SHIPPING CORPORATION
ANTIKITHIRA SHIPPING CORPORATION

By:	/s/ Angeliki Frangou
Name:     Angeliki Frangou

Title:	Chief Executive Officer

By:	/s/ Leonidas Korres
Name:     Leonidas Korres

Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on August 10, 2011.

Signature		Title(s)	Date

/s/ Angeliki Frangou Angeliki Frangou		Chief Executive Officer and Chairman (principal executive officer)	August 10, 2011

/s/ Leonidas Korres Leonidas Korres		Chief Financial Officer (principal financial and accounting officer)	August 10, 2011

* George Akhniotis		Director	August 10, 2011

/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou		Director	August 10, 2011

* Anna Kalathakis		Director	August 10, 2011

*By:	/s/ Vasiliki Papaefthymiou Vasiliki Papaefthymiou As Attorney-in-Fact

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Navios Maritime Acquisition Corporation, Shinyo Dream Limited, Shinyo Kannika Limited, Shinyo Loyalty Limited, Shinyo Navigator Limited, Shinyo Ocean Limited, Shinyo Saowalak Limited, Thera Shipping Corporation, Tinos Shipping Corporation, Aegean Sea Maritime Holdings Inc., Amorgos Shipping Corporation, Andros Shipping Corporation, Antiparos Shipping Corporation, Crete Shipping Corporation, Ikaria Shipping Corporation, Ios Shipping Corporation, Kos Shipping Corporation, Mytilene Shipping Corporation, Rhodes Shipping Corporation, Sifnos Shipping Corporation, Skiathos Shipping Corporation, Skopelos Shipping Corporation, Syros Shipping Corporation, Shinyo Kieran Limited, Folegandros Shipping Corporation, Serifos Shipping Corporation, Amindra Navigation Co., Kithira Shipping Corporation and Antikithira Shipping Corporation, has signed this registration statement in the City of Newark, State of Delaware, on August 10, 2011.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:     Donald J. Puglisi

Title:	Managing Director